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                                                                Exhibit 10.11(b)
AMENDMENTS TO THE PAYLESS CASHWAYS, INC.
1988 DEFERRED COMPENSATION PLAN
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1.     Section 2.7 shall be amended to read as follows:
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       "Change in Control" of the Corporation shall mean and be deemed to have occurred if:

             (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 [the "Exchange Act"]) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities. For purposes of this Section 2(i), the term "beneficial owner" does not include any employee benefit plan maintained by the Corporation that invests in the Corporation's voting securities. Or

             (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, or

             (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.


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2.     Section 6.4 shall be amended to read as follows:
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       Benefits Upon Termination of Service Following a Change of Control--If,
       within twenty-four (24) months after a Change of Control, a Termination of Service with respect to a Participant occurs for any reason, the rights of the Participant, his spouse, if any, and his beneficiary to benefits under the Plan shall cease, except that the Participant, his spouse, if any, or his beneficiary shall receive his Account Balance as of the date of Termination of Service calculated without reduction for any reason whatsoever (including any reduction in the Crediting Rate as otherwise provided in Section 6.3) and as if the date of the distribution were a Determination Date. Such benefit shall be payable in one lump sum within 30 days following Termination of Employment. Following such payment, the Participant, his spouse, if any, and the beneficiary shall have no further right to any benefit under the Plan. Notwithstanding any other provision contained in this Section 6.4, if such Termination of Employment is due to death, Survivorship Benefits, if any, shall be calculated and paid out in accordance with Section 6.6. If such Termination of Employment is due to Retirement, Retirement Benefits, if any, shall be calculated and paid out in accordance with Section 6.1. If such Termination of Employment is due to Disability, Disability Benefits, if any, shall be calculated and paid out in accordance with Section 6.2.

       This Section 6.4 may not be amended within two years following a Change in Control of the Corporation, as defined in Section 2.7 of the Plan.

3.     Section 6.5 shall be amended to read as follows:
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       Distribution Upon Reduction in Crediting Rate--If, within 24 months of a
       Change of Control, the Plan is amended to reduce the Crediting Rate, each Participant shall receive payment of his Account Balance in a single lump sum within 30 days following the date of such amendment, calculated without regard to the reduced rate and as if the date of the distribution were a Determination Date. Following such distribution, the Participant, his spouse, if any, and his beneficiary shall have no further right to any benefit under the Plan.

       This Section 6.5 may not be amended within two years following a Change in Control of the Corporation, as defined in Section 2.7 of the Plan.